Exhibit 99.1
NEWS RELEASE
Investor Contact:
James E. Perry
Vice President and Chief Financial Officer
Trinity Industries, Inc.
214/589-8412
FOR IMMEDIATE RELEASE
Trinity Industries, Inc. Reports Second Quarter Results
DALLAS — July 28, 2010 — Trinity Industries, Inc. (NYSE:TRN) today reported net income attributable to Trinity Industries’ stockholders of $18.4 million, or $0.23 per common diluted share for the second quarter ended June 30, 2010. Net income for the same quarter of 2009 was a loss of $209.4 million, or $2.75 per common diluted share. Included in the results for the second quarter of 2009 was an after tax charge of $243.3 million for the impairment of goodwill related to its rail businesses; excluding the charge, net income was $33.9 million, or $0.43 per common diluted share.
Revenues for the second quarter of 2010 were $543.1 million compared with revenues of $716.1 million for the same quarter of 2009.
“Our results in the second quarter reflect the diversity of our portfolio of businesses and its ability to respond to overall economic conditions,” said Timothy R. Wallace, Trinity’s Chairman, CEO, and President. “Our Construction Products businesses are experiencing consistent levels of demand during the busy construction season. We received orders in the second quarter that resulted in growth of our railcar backlog and the utilization of our railcar lease fleet rose during the quarter. We maintained our strong liquidity during the second quarter, with $435.3 million in unrestricted cash and short-term marketable securities which contributed to a total liquidity of more than $1.1 billion at June 30, 2010.”
Revenues in the Construction Products Group totaled $170.9 million in the second quarter of 2010, as compared to $153.3 million in the same quarter of 2009. The businesses within this group recorded an operating profit of $17.7 million in the second quarter of 2010, compared to $15.7 million in the second quarter of 2009. The positive results were primarily due to the performance of the highway products businesses, including that of Quixote Corporation, a leading highway products developer and manufacturer acquired by Trinity during the first quarter of 2010. “I am pleased with the seamless integration of Quixote Corporation, now called Energy Absorption Systems,” said Wallace.
In the second quarter of 2010, the Rail Group had revenues of $112.9 million with an operating loss of $2.7 million. This compares to revenues of $303.3 million and an operating loss of $328.7 million in the second quarter of 2009 including the $325 million pre-tax goodwill impairment. TrinityRail® shipped approximately 890 railcars and received orders for approximately 1,900 railcars during the second quarter. As of June 30, 2010, TrinityRail’s order backlog grew to approximately $300 million, representing approximately 3,990 railcars as compared to a backlog of approximately $250 million, representing approximately 2,980 railcars at March 31, 2010.
As of January 1, 2010, TRIP Rail Holdings and its subsidiary (“TRIP”) are included in the Company’s consolidated financial statements due to the adoption of a new accounting pronouncement. TRIP is a railcar leasing company formed in 2007 that owns 14,700 railcars. Trinity Industries Leasing Company (“TILC”) owns 28.2% of the equity in TRIP and is the manager of the portfolio. The assets and liabilities of TRIP are included in the Company’s balance sheet beginning with the first quarter of 2010. Revenues and operating profit of TRIP are included in the Company’s financial statements beginning with the first quarter of 2010 and are included in the Leasing Group’s results.
During the second quarter of 2010, the Railcar Leasing and Management Services Group reported revenues of $119.6 million, including revenues from TRIP of $29.9 million, and operating profit of $49.2 million, including operating profit from TRIP of $17.5 million. TILC had approximately 50,970 railcars in its fleet as of June 30, 2010. This compares to TILC’s fleet of approximately 50,350 railcars as of March 31, 2010. TILC’s lease fleet utilization rose to 98.7% as of June 30, 2010, compared to 98.3% as of March 31, 2010. TRIP’s lease fleet utilization was 99.5% at June 30, 2010 as compared to 99.3% as of March 31, 2010.
Revenues for the Inland Barge Group were $99.5 million in the second quarter of 2010, as compared to $136.7 million in the second quarter of 2009. Operating profit for the Inland Barge Group in the second quarter of 2010 was $12.0 million as compared to $30.3 million in the same quarter of 2009. Included in the results for the second quarter of 2010 were approximately $3.4 million in costs, net of insurance advances, related to damages and lost productivity resulting from a flood at our barge manufacturing operations in Tennessee.
The Inland Barge Group received orders worth approximately $87 million during the second quarter of 2010 and had a backlog of approximately $350 million as of June 30, 2010 as compared to a backlog of approximately $360 million at March 31, 2010.
The Energy Equipment Group recorded revenues of $115.3 million in the second quarter of 2010, as compared to $134.4 million in the same quarter of 2009. The Group produced operating profit of $13.5 million in the second quarter of 2010, as compared to $25.2 million in the same quarter of 2009. The order backlog for structural wind towers as of June 30, 2010 totaled approximately $1.1 billion, compared to $1.1 billion at March 31, 2010.
Earnings Outlook
The Company anticipates earnings per common diluted share of between $0.18 and 0.23 for the third quarter of 2010. For the full year 2010, the Company anticipates earnings per common diluted share of between $0.60 and $0.70.
Conference Call
Trinity will hold a conference call at 11:00 a.m. Eastern on July 29, 2010 to discuss its second quarter results. To listen to the call, please visit the Investor Relations section of the Trinity Industries website,

www.trin.net. An audio replay may be accessed through the Company’s website or by dialing (402) 220-0680 until 11:59 p.m. Eastern on August 5, 2010.
Trinity Industries, Inc., headquartered in Dallas, Texas, is a multi-industry company that owns a variety of market-leading businesses which provide products and services to the industrial, energy, transportation, and construction sectors. Trinity reports its financial results in five principal business segments: the Rail Group, the Railcar Leasing and Management Services Group, the Inland Barge Group, the Construction Products Group, and the Energy Equipment Group. For more information, visit: www.trin.net.
Some statements in this release, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about Trinity’s estimates, expectations, beliefs, intentions or strategies for the future, and the assumptions underlying these forward-looking statements. Trinity uses the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “forecasts,” “may,” “will,” “should,” and similar expressions to identify these forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the most recent fiscal year.
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Trinity Industries, Inc.
Condensed Consolidated Income Statements
(in millions, except per share amounts)
(unaudited)

	Three Months Ended June 30,
	2010	2009
Revenues	$543.1	$716.1

Operating costs:
Cost of revenues	418.7	584.1
Selling, engineering, and administrative expenses	45.5	47.3
Goodwill impairment	—	325.0

	464.2	956.4

Operating profit (loss)	78.9	(240.3)
Interest expense, net (includes TRIP Holdings of $11.8 in 2010)	45.0	28.5
Other (income) expense	(0.9)	(2.5)

Income (loss) from continuing operations before income taxes	34.8	(266.3)
Provision (benefit) for income taxes	13.7	(56.9)

Income (loss) from continuing operations	21.1	(209.4)
Discontinued operations:
Loss from discontinued operations	(0.0)	(0.0)

Net income (loss)	21.1	(209.4)
Net income attributable to noncontrolling interest	2.7	—

Net income (loss) attributable to Trinity Industries, Inc.	$18.4	$(209.4)

Net income (loss) attributable to Trinity Industries, Inc. per common share:
Basic:
Continuing operations	$0.23	$(2.75)
Discontinued operations	—	—

	$0.23	$(2.75)

Diluted:
Continuing operations	$0.23	$(2.75)
Discontinued operations	—	—

	$0.23	$(2.75)

Weighted average number of shares outstanding:
Basic	76.7	76.2
Diluted	76.9	76.2
     On January 1, 2010, Trinity adopted the provisions of a new accounting standard requiring the inclusion of the consolidated financial statements of TRIP Rail Holdings LLC (“TRIP Holdings”) and subsidiary in the consolidated financial statements of Trinity Industries, Inc. as of January 1, 2010. See Trinity Industries June 30, 2010 Form 10-Q for additional information.

Trinity Industries, Inc.
Condensed Consolidated Income Statements
(in millions, except per share amounts)
(unaudited)

	Six Months Ended June 30,
	2010	2009
Revenues	$997.1	$1,509.6

Operating costs:
Cost of revenues	772.3	1,242.8
Selling, engineering, and administrative expenses	93.9	96.2
Goodwill impairment	—	325.0

	866.2	1,664.0

Operating profit (loss)	130.9	(154.4)
Interest expense, net (includes TRIP Holdings of $23.6 in 2010)	90.3	57.2
Other (income) expense	0.9	(0.5)

Income (loss) from continuing operations before income taxes	39.7	(211.1)
Provision (benefit) for income taxes	14.3	(35.7)

Income (loss) from continuing operations	25.4	(175.4)
Discontinued operations:
Loss from discontinued operations	(0.0)	(0.1)

Net income (loss)	25.4	(175.5)
Net income attributable to noncontrolling interest	5.0	—

Net income (loss) attributable to Trinity Industries, Inc.	$20.4	$(175.5)

Net income (loss) attributable to Trinity Industries, Inc. per common share:
Basic:
Continuing operations	$0.26	$(2.30)
Discontinued operations	—	—

	$0.26	$(2.30)

Diluted:
Continuing operations	$0.26	$(2.30)
Discontinued operations	—	—

	$0.26	$(2.30)

Weighted average number of shares outstanding:
Basic	76.6	76.4
Diluted	76.7	76.4

Trinity Industries, Inc.
Condensed Segment Data
(in millions)
(unaudited)

	Three Months Ended June 30,
	2010	2009
Revenues:
Rail Group	$112.9	$303.3
Construction Products Group	170.9	153.3
Inland Barge Group	99.5	136.7
Energy Equipment Group	115.3	134.4
Railcar Leasing and Management Services Group (includes TRIP Holdings of $29.9 in 2010)	119.6	133.5
All Other	12.4	10.4
Eliminations — lease subsidiary	(65.9)	(138.8)
Eliminations — other	(21.6)	(16.7)

Consolidated Total	$543.1	$716.1

	Three Months Ended June 30,
	2010	2009
Operating profit (loss):
Rail Group	$(2.7)	$(328.7)*
Construction Products Group	17.7	15.7
Inland Barge Group	12.0	30.3
Energy Equipment Group	13.5	25.2
Railcar Leasing and Management Services Group (includes TRIP Holdings of $17.5 in 2010)	49.2	35.2
All Other	(2.1)	0.1
Corporate	(6.5)	(7.8)
Eliminations — lease subsidiary	(1.9)	(8.8)
Eliminations — other	(0.3)	(1.5)

Consolidated Total	$78.9	$(240.3)

*	Includes Rail Group goodwill impairment charge of $325.0 million.

Trinity Industries, Inc.
Condensed Segment Data
(in millions)
(unaudited)

	Six Months Ended June 30,
	2010	2009
Revenues:
Rail Group	$186.5	$587.2
Construction Products Group	289.3	276.8
Inland Barge Group	196.9	293.7
Energy Equipment Group	205.4	262.9
Railcar Leasing and Management Services Group (includes TRIP Holdings of $59.1 in 2010)	240.8	355.9
All Other	22.1	24.8
Eliminations — lease subsidiary	(103.9)	(255.3)
Eliminations — other	(40.0)	(36.4)

Consolidated Total	$997.1	$1,509.6

	Six Months Ended June 30,
	2010	2009
Operating profit (loss):
Rail Group	$(10.6)	$(334.5)*
Construction Products Group	20.4	14.0
Inland Barge Group	29.8	69.2
Energy Equipment Group	23.9	43.5
Railcar Leasing and Management Services Group (includes TRIP Holdings of $34.6 in 2010)	97.4	87.9
All Other	(4.7)	1.1
Corporate	(19.0)	(15.4)
Eliminations — lease subsidiary	(5.5)	(17.7)
Eliminations — other	(0.8)	(2.5)

Consolidated Total	$130.9	$(154.4)

*	Includes Rail Group goodwill impairment charge of $325.0 million.

Trinity Industries, Inc.
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	June 30,	December 31,
	2010	2009
Cash and cash equivalents	$210.3	$611.8
Short-term marketable securities	225.0	70.0
Receivables, net of allowance	245.6	159.8
Income tax receivable	12.4	11.2
Inventories	299.1	231.5
Net property, plant, and equipment (including TRIP Holdings of $1,009.6 in 2010)	4,093.3	3,038.2
Goodwill	211.4	180.8
Restricted cash (including TRIP Holdings of $50.2 in 2010)	189.4	138.6
Other assets	168.3	214.5

	$5,654.8	$4,656.4

Accounts payable	$118.9	$76.8
Accrued liabilities	415.6	374.5
Debt, net of unamortized discount of $116.5 and $121.6 (including TRIP Holdings of $1,033.9 in 2010)	2,852.0	1,845.1
Deferred income	34.8	77.7
Deferred income taxes	332.9	397.9
Other liabilities	79.2	78.1
Stockholders’ equity (including noncontrolling interest related to TRIP Holdings of $124.9 in 2010)	1,821.4	1,806.3

	$5,654.8	$4,656.4

Trinity Industries, Inc.
Additional Balance Sheet Information
(in millions)
(unaudited)

	June 30,	December 31,
	2010	2009
Property, Plant, and Equipment
Corporate/Manufacturing:
Property, plant, and equipment	$1,180.4	$1,165.3
Accumulated depreciation	(670.0)	(648.2)

	510.4	517.1
Leasing:
Wholly owned subsidiaries:
Machinery and other	38.1	38.1
Equipment on lease	3,192.2	3,098.9
Accumulated depreciation	(330.4)	(286.9)

	2,899.9	2,850.1
TRIP Holdings:
Equipment on lease	1,281.9	—
Accumulated depreciation	(72.9)	—

	1,209.0	—
Deferred profit on railcars sold to the Leasing Group:
Sold to wholly owned subsidiaries	(326.6)	(329.0)
Sold to TRIP Holdings	(199.4)	—

	(526.0)	(329.0)

	$4,093.3	$3,038.2

Trinity Industries, Inc.
Additional Balance Sheet Information
(in millions)
(unaudited)

	June 30,	December 31,
	2010	2009
Debt
Corporate/Manufacturing — Recourse:
Revolving credit facility	$—	$—
Convertible subordinated notes	450.0	450.0
Less: unamortized discount	(116.5)	(121.6)

	333.5	328.4
Senior notes	201.5	201.5
Other	2.4	2.7

	537.4	532.6
Leasing:
Wholly owned subsidiaries:
Recourse:
Capital lease obligations	52.4	53.6
Term loan	58.6	59.8

	111.0	113.4

Non-recourse:
Secured railcar equipment notes	527.9	542.3
Warehouse facility	137.3	141.4
Promissory notes	504.5	515.4

	1,169.7	1,199.1

TRIP Holdings — Non-recourse:
Warehouse facility	1,033.9	—

	$2,852.0	$1,845.1

Trinity Industries, Inc.
Additional Balance Sheet Information
(in millions)
(unaudited)

	June 30,	December 31,
	2010	2009
Debt Summary
Total Recourse Debt	$648.4	$646.0
Total Non-Recourse Debt	2,203.6	1,199.1

	$2,852.0	$1,845.1

Total Corporate/Manufacturing Debt*	$653.9	$654.2

Total Leasing Debt
Wholly owned subsidiaries	$1,280.7	$1,312.5
TRIP Holdings	1,033.9	—

	$2,314.6	$1,312.5

Equipment on Lease**
Wholly owned subsidiaries	$2,899.9	$2,850.1
TRIP Holdings	1,209.0	—

	$4,108.9	$2,850.1

Total Leasing Debt/Equipment on Lease
Wholly owned subsidiaries	44.2%	46.1%
TRIP Holdings	85.5%	—

*	excludes unamortized discount on convertible debt

**	excludes net deferred profit on railcars sold to the Leasing Group

Trinity Industries, Inc.
Reconciliation of EBITDA
(in millions)
(unaudited)
     “EBITDA” is defined as income (loss) from continuing operations plus interest expense, income taxes, and depreciation and amortization including goodwill impairment charges. EBITDA is not a calculation based on generally accepted accounting principles. The amounts included in the EBITDA calculation, however, are derived from amounts included in the historical statements of operations data. In addition, EBITDA should not be considered as an alternative to net income or operating income as an indicator of our operating performance, or as an alternative to operating cash flows as a measure of liquidity. We have reported EBITDA because we regularly review EBITDA as a measure of our ability to incur and service debt. In addition, we believe our debt holders utilize and analyze our EBITDA for similar purposes. We also believe EBITDA assists investors in comparing a company’s performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA measure presented in this press release may not always be comparable to similarly titled measures by other companies due to differences in the components of the calculation.

	Three Months Ended June 30,
	2010	2009
Income (loss) from continuing operations	$21.1	$(209.4)
Add:
Interest expense	45.3	28.8
Provision (benefit) for income taxes	13.7	(56.9)
Depreciation and amortization expense	47.9	40.4
Goodwill impairment	—	325.0

Earnings from continuing operations before interest expense, income taxes, and depreciation and amortization expense	$128.0	$127.9

	Six Months Ended June 30,
	2010	2009
Income (loss) from continuing operations	$25.4	$(175.4)
Add:
Interest expense	91.0	57.8
Provision (benefit) for income taxes	14.3	(35.7)
Depreciation and amortization expense	96.0	80.7
Goodwill impairment	—	325.0

Earnings from continuing operations before interest expense, income taxes, and depreciation and amortization expense	$226.7	$252.4

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